SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                             SCG Holding Corporation
             (Exact Name of Registrant as Specified in its Charter)


                Delaware                                 36-3840979
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

         5005 E. McDowell Road
              Phoenix, AZ                                   85008
(Address of principal executive offices)                 (Zip code)


If this form relates to the               If this Form relates to the
registration of a class of securities     registration of a class of securities
pursuant to Section 12(b) of the          pursuant to Section 12(g) of the
Exchange Act and is effective pursuant    Exchange Act and is effective pursuant
to General Instruction A.(c), please      to General Instruction A.(d), please
check the following box. |_|              check the following box. |X|


Securities Act registration statement file number to which this form relates:
333-30670


Securities to be registered pursuant to Section 12(b) of the Exchange Act:

        Title of Each Class               Name of Each Exchange on Which
        to be so Registered               Each Class is to be Registered
        -------------------               ------------------------------
                None                                   N/A


Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, par value $0.01 per share
                                (Title of class)

Item 1.   Description of Registrant's Securities to be Registered.

         The description of the securities to be registered that appears under the headings "Dividend Policy" and "Description of Capital Stock" in Amendment No. 2 to the Registration Statement (the "S-1 Registration Statement") on Form S-1 of the registrant (Registration No. 333-30670) filed with the Securities and Exchange Commission on April 7, 2000 under the Securities Act of 1933, as amended (the "Securities Act"), is incorporated herein by reference in answer to this item.

Item 2.   Exhibits.

         The following exhibits are filed herewith (or incorporated herein by reference):

              1. Specimen certificate for the Common Stock, par value $0.01 per share, of the registrant (incorporated by reference from Exhibit 4.1 to the S-1 Registration Statement).

              2. Certificate of Incorporation of the registrant (incorporated by reference from Exhibit 3.1 to the S-1 Registration Statement).

              3. Amended and Restated By-Laws of the registrant (incorporated by reference from Exhibit 3.2 to the S-1 Registration Statement).


                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.


                                           SCG Holding Corporation
                                                 (Registrant)

Date:  April 20, 2000                 By: /s/ George H. Cave
                                          -------------------------------
                                      Name:  George H. Cave
                                      Title: Secretary of the Registrant